Adient Investor Meeting August 2017 Exhibit 99.1

Adient has made statements in this document that are forward-looking and, therefore, are subject to risks and uncertainties. All statements in this document other than statements of historical fact are statements that are, or could be, deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In this document, statements regarding Adient’s future financial position, sales, costs, earnings, cash flows, other measures of results of operations, capital expenditures or debt levels and plans, objectives, outlook, targets, guidance or goals are forward-looking statements. Words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “forecast,” “project” or “plan” or terms of similar meaning are also generally intended to identify forward-looking statements. Adient cautions that these statements are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond Adient’s control, that could cause Adient’s actual results to differ materially from those expressed or implied by such forward-looking statements, including, among others, risks related to: the ability of Adient to meet debt service requirements, the availability and terms of financing, general economic and business conditions, the strength of the U.S. or other economies, automotive vehicle production levels, mix and schedules, energy and commodity prices, the availability of raw materials and component products, currency exchange rates, and cancellation of or changes to commercial arrangements. A detailed discussion of risks related to Adient’s business is included in the section entitled “Risk Factors” in Adient’s Annual Report on Form 10-K for the fiscal year ended September 30, 2016 filed with the SEC on November 29, 2016 and quarterly reports on Form 10-Q filed with the SEC, available at www.sec.gov. Potential investors and others should consider these factors in evaluating the forward-looking statements and should not place undue reliance on such statements. The forward-looking statements included in this document are made only as of the date of this document, unless otherwise specified, and, except as required by law, Adient assumes no obligation, and disclaims any obligation, to update such statements to reflect events or circumstances occurring after the date of this document. In addition, this document includes certain projections provided by Adient with respect to the anticipated future performance of Adient’s businesses. Such projections reflect various assumptions of Adient’s management concerning the future performance of Adient’s businesses, which may or may not prove to be correct. The actual results may vary from the anticipated results and such variations may be material. Adient does not undertake any obligation to update the projections to reflect events or circumstances or changes in expectations after the date of this document or to reflect the occurrence of subsequent events. No representations or warranties are made as to the accuracy or reasonableness of such assumptions or the projections based thereon. This document also contains non-GAAP financial information because Adient’s management believes it may assist investors in evaluating Adient’s on-going operations. Adient believes these non-GAAP disclosures provide important supplemental information to management and investors regarding financial and business trends relating to Adient’s financial condition and results of operations. Investors should not consider these non-GAAP measures as alternatives to the related GAAP measures. A reconciliation of non-GAAP measures to their closest GAAP equivalent is included in the appendix. Reconciliations of non-GAAP measures related to FY2017 guidance have not been provided due to the unreasonable efforts it would take to provide such reconciliations. Forward looking statement

Today’s presenters and meeting agenda Bruce McDonald Chairman & CEO, Adient Company / business overview Jeffrey Stafeil EVP & CFO, Adient Financial overview

Adient today

The largest global automotive seating supplier, supporting all major automakers in the differentiation of their vehicles through superior quality, technology and performance.



FY 2016

~$17 billion
Consolidated revenue

~$8 billion
Unconsolidated seating revenue

~$8 billion
Unconsolidated interiors revenue

230+
locations globally

25+
million seat systems a year

75,000
highly engaged employees

4 Investor Meeting: August 2017
Adient – Improving the experience of a world in motion

Broadest and most complete range of Seating & Interior Products Yanfeng Global Automotive Interiors Adient Automotive Seating Instrument Panels Floor Consoles Door Panels Overhead Consoles Decorative Trim Complete Seat / Just-In-Time Manufacturing Front & Rear Seat Structures Track, Recliner, Manual Height Adjuster and Lock Mechanisms Foam Cushions & Backs Head Restraints & Armrests Trim Covers & Fabrics RECARO High Performance Seating Commercial Vehicle Seating

Global market leader with diversified geographic exposure Lear Magna Adient Other Faurecia Toyota Boshoku Adient share includes non-consolidated revenue (mkt share based on FY16) Revenue by geography based on FY2016 (consolidated and non-consolidated) Source: IHS Automotive and management estimates Global market share Americas Revenue by geography Europe / Africa Asia / Pacific China Early investment in emerging markets allowed Adient to take advantage of the globalization of the automotive industry

Our customer portfolio is the envy of the industry and closely mirrors our customer’s global market share Based on FY16 Consolidated Sales Key Takeaways Industry leading diversification By customer -- largest customer accounts for 13% of total consolidated sales By platform -- largest platform accounts for ~5% of total consolidated sales Ability to leverage products across customers and regions Scale provides leverage to optimize cost structure

Global industry trends ask for new design solutions in seating Changes in vehicle architecture & power managment Light-weight Low block height Smart, individualized heating & cooling Changes in vehicle features Passenger health & safety status sensor Pre-adjustment of seat for shared mobility Changes in seating functionality & safety Multi-purpose swivel structure “Business-class” type comfort seats New safety standards (crash requirements) Global Industry trends Safety Electrification Slim & lightweight Connectivity Urbanization Shared ownership/ride Internet of Things Smart materials Autonomous driving Individualization New shapes Implications on seating

Focused on advancing Adient’s investment thesis… Market position: Backlog growth continues to accelerate -- further strengthening our market position Growth and diversification beyond the automotive industry progressing to plan Earnings growth: On track towards goal of 200 bps improvement in the mid-term SG&A leading the charge, contribution from metals expected in FY19 and FY20 Cash generation: De-risking the balance sheet (prepayment of debt) Supporting Adient’s profitable growth strategy (organic & inorganic)

Earnings growth bridge 200 bps margin improvement identified Key drivers: Leaner cost structure Metals integration & recovery opportunity Improvement expected over the mid-term Immediate near-term impact from corporate SG&A opportunities Longer dated impact for integration & restructuring associated with the metals business Incremental Impact of Key Margin Enhancement Initiatives (% of Sales)

Cash generation Earnings growth and margin expansion driving strong cash generation Balanced approach to cash usage / capital allocation: De-risking the balance sheet with prepayment of debt; Adient’s net leverage ratio at June 30, 2017 at 1.69X, down about 13% compared to 1.95X at September 30, 2016 1 Initiated actions to enhance shareholder value (quarterly dividend and share repurchase program) Supporting Adient’s profitable growth initiatives (organic & inorganic) Significant improvement in free cash flow expected, driven by: Lower cash restructuring Margin growth (SG&A improvement and metals performance) Increasing dividend growth from China JVs 1 – For Non-GAAP and adjusted results, which include certain pro forma adjustments for FY16; see appendix for detail and reconciliation to U.S. GAAP

As a reminder…for many years Automotive was the growth engine for Johnson Controls Prince Becker Ikeda Bussan Sagem Michel Thierry YFAI Interiors JV Revenue ($billion) 100% Unconsolidated JVs Revenue Hoover Universal JCIM JV Hammerstein, Keiper, Recaro Naue Group & Lahnwerk Yanfeng JV Roth Freres Sale of Electronics JCI multi-industrial strategy constrained investment in automotive

Market position Backlog growth continues to accelerate -- further strengthening our market position Gross sales bookings in FY17 expected to exceed FY16 total of $5.3B New business wins coming from a diverse group of customers (Traditional, West Coast, Luxury) Growth and diversification beyond automotive industry progressing to plan Aircraft, West Coast, and Commercial Seating $’s Billions Adient’s “growth engine” is beginning to accelerate

Opportunities in new markets Growing outside traditional auto markets West Coast New Players Railway Seating Commercial Vehicle Seating Aircraft Seating

Company & business overview Financial overview Q&A Meeting agenda

FY 2017 Q3 key financials $ millions, except per share data As Reported As Adjusted 1 FY17 Q3 FY16 Q3 FY17 Q3 FY16 Q3 B/(W) Reported revenue $ 4,017 $ 4,362 $ 4,017 $ 4,362 -8% EBIT $ 296 $ 145 $ 336 $ 326 +3% Margin 7.4% 3.3% 8.4% 7.5% EBITDA N/A N/A $ 427 $ 417 +2% Margin 10.6% 9.6% Memo: Equity Income 2 $ 94 $ 89 $ 101 $ 94 +7% Tax Expense $ 39 $ 136 $ 46 $ 44 ETR 14.7% * 15.1% 15.1% Net Income $ 204 $ (14) $ 237 $ 228 +4% EPS Diluted $ 2.17 $ (.15) $ 2.52 $ 2.43 +4% 1 – On an adjusted basis, which includes certain pro forma adjustments for FY16; see appendix for detail and reconciliation to U.S. GAAP 2 – Equity income included in EBIT & EBITDA * Measure not meaningful

Margin progression solidly on-track Adjusted EBIT Margin (excluding equity income)1 SG&A – Adjusted1 Targeting 150 bps reduction vs LTM Jun ’16 (~$256M) On a constant sales basis ~2/3 of target achieved Margin progression solidly on track SG&A primary driver of improvement YTD Metals on-track; positive impact expected in FY 19 & 20 Target 200 bps in mid-term ~ 75 bps achieved to date 1 On an adjusted basis, which includes certain pro forma adjustments for FY16; see appendix for detail and reconciliation to U.S. GAAP

Accelerating backlog growth Well positioned to capture growth in China through equity income from market leading JV Improved operational efficiencies driven by: Implementation of world-class operating system G&A reduction Metals and Mechanisms improvement Increased use of low-cost footprint (Mexico, Eastern Europe and China) Improved product mix (complete seat / JIT sourcing) Upward trend in profitability expected to drive increased value to our shareholders Drivers of future earnings growth Increased Profitability Increased Cash Flow Increased Value to Shareholders

Managing through near-term production adjustments 6 Sigma Adient’s strong diversification reduces downside exposure against near-term production adjustments Numerous levers available to drive efficiencies and remove costs: Advanced and standardized operating systems in place Operational flexibility across manufacturing plants BBP AMS VA/VE KAIZEN Operational Systems/ Tools

Sales: Global platforms coming on-stream Increasing exposure to “West Coast” manufacturers EBITDA: Self-help story continues; additional cost reductions Operational flexibility EPS Geographic composition of earnings improves; reduces overall tax rate & tax expense $250 million authorized repurchase program in place Managing through near-term production adjustments In a plateauing U.S. industry, self-help initiatives drive favorable y-o-y results; numerous drivers in place mitigate the negative impact of a potential decline in North America volumes “Potential” impact to a U.S. downturn * Assumes North American revenue of ~$7 billion Current state FY17 Plateauing environment Future state vs. FY17 Drivers mitigating production adjustments “bear” environment (production down 10%) Results down 5% to potentially flat driven by mitigating actions Self-help expected to drive continued earnings growth & margin expansion Range of outcomes driven by mix, ability to flex operations, operating patterns of customers, etc. Down Down Key Assumptions Key Outputs 2017 Plan Downside Difference NA Downturn 0.1075 Sales $16,225 $15,473.575000000001 $-,751.42499999999927 South America Downturn 0.0% Adj EBITDA $1,600 $1,494.7901425 $-,105.2098575 Europe Downturn 0.0% Adj EBIT $1,226 $1,120.7901425 $-,105.2098575 Asia Downturn 0.0% ROS% 7.6% 7.2% -0.31298764701261916 Downturn in equity subs 0.0% Adj NI $884 $821.62988834999999 $-62.370111650000013 Reduction in base equity dividends 0.0% Free Cash Flow $400 $347.51988834999997 $-52.480111650000026 Special Dividend, net of WHT $0 Total Debt $3,290 $3,080 $-,210 Ability to Flex Direct Labor - NA 0.7 Cash $500 $752.51988834999997 $252.51988834999997 Ability to Flex Direct Labor - SA 0.5 Net Debt $2,790 $2,327.4801116500003 $-,462.51988834999975 Ability to Flex Direct Labor - EU 0.5 Leverage 1.7437499999999999 1.5570614532936018 -0.18668854670639812 Ability to Flex Direct labor - AP 0.5 Bonus Payout 1 0 Payout % Capex Reduction 0.0% 2 Dividend to Shareholders? yes #REF! Share Repurchase? no Minority Dividend? no Debt Paydown? no #REF! #REF! FY17 Plan by Region #REF! #REF! North South #REF! America America Europe Asia Unconsol Total #REF! #REF! FY17 March Forecast - Key Financials #REF! Consolidated Plan17 Sales $6,990 $382 $6,786 $2,067 $0 $16,225 #REF! Net Income 704 #REF! Adjusted Net Income 884 #REF! Free Cash Flow 400 #REF! Change in Total Cash 0 #REF! Ending Cash Balance 620 #REF! #REF! #REF! #REF! Impact of Downturn #REF! Sales $-,751.42499999999995 $0 $0 $0 $0 $-,751.42499999999995 #REF! #REF! Contribution Margin Impact, Excl Labor $-,188.607675 $0 $0 $0 $0 $-,188.607675 #REF! Variable Labor 54.854024999999993 0 0 0 0 54.854024999999993 #REF! Var Labor Non-Var Adj (70%) -16.456207500000001 0 0 0 0 -16.456207500000001 #REF! Equity Income reduction 0 0 0 0 0 0 #REF! Bonus Accrual Adjustment 28 1 12 4 0 45 #REF! #REF! Impact to Adj EBIT $-,122.2098575 $1 $12 $4 $0 $-,105.2098575 #REF! #REF! Tax Impact at 12% 46.439745850000001 0 0 0 -2.4000000000000004 0 -1.2 0 0 42.83974585 #REF! #REF! Net Income Impact $-75.77011164999999 $1 $9.6 $2.8 $0 $-62.370111649999998 #REF! #REF! CapEx Reduction 0 0 0 0 0 0 #REF! TWC Improvement 9.89 0 0 0 0 9.89 #REF! Add back Equity 0 0 0 0 0 0 #REF! Lower unconsolidated dividends 0 0 0 0 0 0 #REF! #REF! Impact to Free Cash Flow $-65.880111649999989 $1 $9.6 $2.8 $0 $-52.480111649999998 #REF! #REF! Other non-free Cash Flow Items #REF! Dividends to Shareholders 0 #REF! Special China Dividend 0 #REF! Share Repurchase 50 #REF! Dividends to Minority Partners 45 #REF! Term Debt Payoff 210 #REF! #REF! Impact to Cash $252.51988835 #REF! #REF! #REF! FY17 Profit Plan - Key Financials Reflecting 10% Global Downturn #REF! Consolidated Plan17 Sales $6,238.5749999999998 $382 $6,786 $2,067 $0 $15,473.575000000001 #REF! Net Income 641.62988834999999 #REF! Adjusted Net Income 821.62988834999999 #REF! Free Cash Flow 347.51988834999997 #REF! Change in Total Cash 252.51988835 #REF! Ending Cash Balance 872.51988834999997 #REF! #REF! #REF! #REF! #REF! #REF! #REF! #REF! #REF! North American Production Adj. $'s millions #REF! 0.05 0.1 #REF! #REF! Sales* $-,349.5 $-,700 #REF! #REF! EBITDA (40) - (60) (80) - (120) #REF! #REF! #REF! #REF! #REF! #REF! #REF! #REF! #REF! #REF! #REF! #REF! #REF! #REF! #REF! #REF! #REF! #REF! #REF! #REF! #REF! #REF! #REF! #REF! #REF! #REF! #REF! #REF! #REF! #REF! #REF! #REF! #REF! #REF! #REF! #REF! #REF! #REF! #REF! #REF! #REF! #REF! #REF! #REF! #REF! #REF! #REF! #REF! #REF! #REF! #REF! #REF! #REF! #REF! #REF! #REF! #REF! #REF! #REF! #REF! #REF! #REF! #REF! #REF! #REF! #REF! #REF! #REF! #REF! #REF! #REF! #REF! #REF! #REF! 0

Value drivers for Adient stock

~55% net earnings **Consolidated Results**	**VALUE DRIVERS** > Margin improvement of 200 bps vs. LTM June 2016 results > Strong order book in 2016, expected to drive top line growth in 2019 and beyond > Proven ability to generate substantial cash flow > Largest market share with most capable global production / delivery capability
~45% net earnings **Unconsolidated Results**	**VALUE DRIVERS** > ~44% market share with high growth opportunity – Incremental content per vehicle driven by mix (CUV / SUV / luxury) – Shift away from local / in-house players as vehicles migrate to global platforms > Record of success (i.e., from 2012-2016) – ~14% CAGR in sales and EBITDA (stable and attractive margins) – ~34% CAGR in net cash despite ~16% CAGR in dividends

21
Investor Meeting: August 2017
Adient – Improving the experience of a world in motion

Unconsolidated results = higher quality earnings

ADNT's equity income	UNCONSOLIDATED RESULTS = HIGHER QUALITY EARNINGS
~25% EBITDA	> ~25% of Adient's EBITDA generated through equity income – Shown as EBITDA for accounting purposes, should be treated as net income for valuation purposes (already reflects growth investments and taxes)
~65% cash conversion	> ~65% of Adient's equity income converts into cash dividends – Cash conversion rate significantly higher vs. peer EBITDA conversion rate of ~37%[1] – Adient conversion rate expected to increase if growth in China slows

Adient's joint venture income model makes us structurally unique

1. Represents peer median 5-year average; Peers include Autoliv, Faurecia, Lear, Magna, Tenneco.

22 Investor Meeting: August 2017
Adient – Improving the experience of a world in motion

Framework for valuing Adient Primary - P/E Multiple Methodology Secondary - Blended Multiple Methodology Considerations Provides full value for JV equity income (key contributor to value and cash flow) Captures benefit from lower corporate tax rate Captures earnings impact from increased leverage at spin (as well as benefit from de-levering over time) Common method currently used by Wall Street research analysts Provides easier comparison to core auto peers who are primarily valued on an EV / EBITDA basis Does not provide proper credit for tax rate decline, leverage at spin or JV equity income Overview P/E Multiple Adient EPS Base Business EBITDA JV Equity Income EBITDA Multiple P/E Multiple

Introduction to Adient & business overview Financial overview Q&A Meeting agenda

APPENDIX

China / JV Overview

Adient – Winning in China Adient Seating China We have nearly 45 percent market share of the seating business in China, making us the industry leader By leveraging our market position, we expect to outpace the market, further expanding our share and strengthening our leadership Seating in China (incl. joint ventures) highlights: $7.5 billion revenue in FY16 17 joint ventures 4 global technical centers 1,300 engineers 67 manufacturing plants in 37 locations 31,000 employees

Joint venture structure Tailored Strategy for Each JV Equity Share Strategic Plan Joint Venture Chinese Group Partner OEM partnered with Chinese Auto Group Adient Partner Components for China & Asia Pacific Regional growth Low cost engineering and innovation YFAS SAIC   49.99% 50.01% Sub-partners Chang’An Dongfeng Operational Efficiency Leverage current relationship CFAA FAW   49.0% 51.0% Growth focus on luxury segment BJA BAIC   51.0% 49.0% GAAS CAA GAC   52.0% 48.0% SJA Brilliance   50.0% 50.0% Grow market share AYM SAIC Supply all non-FAW customers 50.0% 50.0% FFAA FAW Supply all FAW customers 50.0% 50.0% Fabrics capabilities WFAD Wanfang Focus on global OEMs 25.0% 75.0% ADNNG NNG Focus on local OEMs 61.9% 38.1% Yanfeng Automotive Interiors (YFAI) 30.0% 70.0% Seating Components Interiors 2016 Equity Income: $357mm & Cash Dividends: $199mm

Adient China’s current seating market share in each big auto group 3057K 1734K 26% 2037K 3495K 1999K 4816K % Adient’s JIT market share in each big auto group, based on 2016 production volume (PV) PV seating market share per each major auto group Where competitors have alliance with the auto group Since 1997, JV model has advantaged us in each main auto group Our partner relationship has worked well and we expect to maintain our position Source : IHS Forecast, traditional passenger vehicle Market share information: Adient internal information

Leading position with western OEMs with opportunities with Asian and Local OEMs

Seating* market share among each OEM Group



European OEM
ADIENT 70%
LEAR
FSA
Sitech
N.A. OEM
ADIENT 77%
LEAR
FSA
Japanese OEM
ADIENT 31%
Toyota Boshoku
TS-Tech
Tachi –S
FSA JV
Others
Korean OEM
ADIENT 35%
DYMOS LEAR
DAS
Daewon / Others
Chinese OEM
ADIENT 30%
LEAR
In-House
0% 5% 10% 15% 20% 25% 30% 35% 40% 45% 50% 55% 60% 65% 70% 75% 80% 85% 90% 95% 100%
Adient Share at Global OEM
56%
Opportunity for topline growth



2016* OEM MIX
6.5%
31.5%
7.9%
17.5%
13.1%
23.5%
In-House
C OEM
KR OEM
JP OEM
N.A. OEM
EU OEM

- Leading position with European and U.S. based OEM groups
- Opportunity to grow share w/ Asian OEMs through strategic initiatives aligned w/ Adient global CGs
- White space with local Chinese OEMs

*All Market share data is calculated based on 2016 actual PV production volume – total market size = ~22million; "In-House OEM" refers to BYD and Great Wall Motor

30 Investor Meeting: August 2017
Adient – Improving the experience of a world in motion

Unparalleled customer diversity and relationships in China European OEMs North American OEMs Chinese OEMs Asian OEMs (w/o China)

SUV trends are beneficial to Adient's growth

<u>China SUV Development Trend</u>
<u>% share based on production volume</u>


Share of SUV of total market (Left)
Gobal OEM's share in SUV (Right)
60.0%
40.0%
20.0%
0.0%
60.0%
40.0%
33%
40%
44%
45%
47%
43%
46%
2015
2016
2017
2018
2021

1. Penetration of SUV in total PV market will continue to increase from 40% today to 47% by 2021
2. Global OEM's share in SUV segment is expected to increase by ~3% in the next 5 years
3. Competition will intensify in this segment

Data source: IHS Forecast

<u>Seating content per vehicle:</u>


~$500-$600
~$550-$650
~$1000-$1,100
Average
SUV
Local Brand
SUV
JV Brand



Audi Q5
$68,000



VW Teramont
$60,000



BMW X1 F49
$51,000



Toyota RAV4
$32,100



Great Wall
Havel H6
$18,000



Great Wall
WEY
$26,000



Wuling
BAOJUN
$12,000

Adient has the complete seating business of those vehicles

Data source: Car price - OEM Website

New business wins in China are capturing the additional content growth related to the mix shift into SUVs

32 Investor Meeting: August 2017
Adient – Improving the experience of a world in motion

Premium market will continue to outpace the volume market in China Adient market share in each main premium brands 60% 2017 32% Growth Opportunities MFA volume increase Volume increase Data source: IHS Forecast Passenger vehicle only China PV Production YoY Growth ( Average market vs. Premium) Premium segment will continue to outpace the mass market in the next 10 years, powered by the growing middle class as their disposable income increases Our backlog ensures our leading position in this segment Growth opportunities with those later comers and new OEMs Segment share 2016 vs. 2021e Medium Segment Entry Segment Premium Segment 2021 Incremental (awarded business) 2016 2021e Data source: IHS Forecast Adient internal information

Premium segment remains robust Strong and growing position with Daimler, BMW, Audi, and Volvo Significant driver of content growth Shift to SUV / MPV segment New business wins with both domestic and global manufacturers’ JV programs will grow our share in segment Increased content on SUV / MPV vehicles vs. sedans / wagons Ability to offset “price downs” Scale advantage Mature business processes / proven capability High level of localization Leveraging Adient’s customer / JV relationships Market trends strengthening our leading position China technology roadmap 2025 Lightweight materials Development of New Energy Vehicles

Importance of Chinese market will continue to increase Global Platforms New OEMs Leading Market Of Electrification Technology roadmap 2025: World’s biggest electric vehicle market with aggressive growth plans Evolution of the Chinese OEM

China's unconsolidated financial strength [1]
FY2012 – FY2016

ADIENT

Industry

Units, Millions

China Light Vehicle Production [2]


18.4
~9% CAGR
26.2
FY 2012
FY 2016

1 – Excludes YFAI; includes SJJ and BJJ Interiors prior to July 2015
2 – Based on IHS volumes
3 - Net cash at 12/31/16 was approximately $1.1B

Adient Results

CNY in billions

Sales


29.1
~14% CAGR
48.9
FY 2012
FY 2016

> Top-line growth in excess of industry growth expected to continue

Net Income


2.5
~13% CAGR
4.1
FY 2012
FY 2016

> NI supported by strong operating performance (14% EBITDA growth, and margins between 11-12%)
> Expect to sustain strong margin performance

Net Cash [3]


1.8
~34% CAGR
5.8
FY 2012
FY 2016

> Well capitalized balance sheets across the various joint ventures

Dividend


0[VA LUE]
~16% CAGR
1.4
FY 2012
FY 2016

> Dividend growth expected to continue

36 Investor Meeting: August 2017
Adient – Improving the experience of a world in motion

Dissecting Adient's 2017E earnings
($ in millions)

ADIENT

Base Business		
2017E Consolidated Business EBITDA (Including Equity Income)	$1,625	
(-) 2017E Equity Income	(400)	
2017E Base Business EBITDA	**$1,225**	*Valued at Industry EV / EBITDA Multiple*

China Joint Ventures		
2017E Equity Income	$400	*Valued at Industry China P / E Multiple*
(+) Illustrative Taxes (@ 18%)[1]	83	
(+) Illustrative Interest Expense[2]	-	*>$1B net cash at JV's*
(+) Illustrative Depreciation & Amortization[3]	96	
2017E Illustrative China Proportionate EBITDA	**$579**	*Used for Consolidated Leverage Purposes*

Source: Management estimates
[1] Assumes 2017E unconsolidated sales of ~16bn and illustrative seating and interior operating income margins of ~10% and ~4%, respectively.
[2] Assumes no net interest expense as the JVs are in a consolidated net cash position.
[3] Assumes D&A represents 1.5% of total unconsolidated sales.
Reconciliations of non-GAAP measures related to FY2017 guidance have not been provided due to the unreasonable efforts it would take to provide such reconciliations

37 Investor Meeting: August 2017
Adient – Improving the experience of a world in motion

Framework for valuing Adient Primary - P/E Multiple Methodology Secondary - Blended Multiple Methodology Considerations Provides full value for JV equity income (key contributor to value and cash flow) Captures benefit from lower corporate tax rate Captures earnings impact from increased leverage at spin (as well as benefit from de-levering over time) Common method currently used by Wall Street research analysts Provides easier comparison to core auto peers who are primarily valued on an EV / EBITDA basis Does not provide proper credit for tax rate decline, leverage at spin or JV equity income Overview P/E Multiple Adient EPS Base Business EBITDA JV Equity Income EBITDA Multiple P/E Multiple

FINANCIAL RECONCILIATIONS

Adjusted EBIT, Adjusted EBIT margin, Pro-forma adjusted EBIT, Pro-forma adjusted EBIT margin, Pro-forma adjusted EBITDA, Adjusted effective tax rate, Adjusted net income attributable to Adient, Pro-forma adjusted net income attributable to Adient, Adjusted earnings per share, Free cash flow, Net debt, Net leverage, Adjusted SG&A, as well as other measures presented on an adjusted basis are not recognized terms under GAAP and do not purport to be alternatives to the most comparable GAAP amounts. Since all companies do not use identical calculations, our definition and presentation of these measures may not be comparable to similarly titled measures reported by other companies. Adjusted EBIT, Adjusted EBIT margin, Pro-forma adjusted EBIT, Pro-forma adjusted EBIT margin, Pro-forma adjusted EBITDA, Adjusted effective tax rate, Adjusted net income attributable to Adient, Pro-forma adjusted net income attributable to Adient, Adjusted earnings per share and Free cash flow are measures used by management to evaluate the operating performance of the company and its business segments to forecast future periods. Adjusted EBIT is defined as income before income taxes and noncontrolling interests excluding net financing charges, restructuring, impairment and related costs, purchase accounting amortization, transaction gains/losses, expenses associated with becoming an independent company, other significant non-recurring items, and net mark-to-market adjustments on pension and postretirement plans. General corporate and other overhead expenses are allocated to business segments in determining Adjusted EBIT. Adjusted EBIT margin is Adjusted EBIT as a percentage of net sales. Pro-forma adjusted EBIT is defined as Adjusted EBIT excluding pro-forma IT dis-synergies as a result of higher stand-alone IT costs as compared to allocated IT costs under our former parent. Pro-forma adjusted EBIT margin is Pro-forma adjusted EBIT as a percentage of net sales. Pro-forma adjusted EBITDA is defined as Pro-forma adjusted EBIT excluding depreciation and stock based compensation. Adjusted effective tax rate is defined as adjusted income tax provision as a percentage of adjusted income before income taxes. Adjusted net income attributable to Adient is defined as net income attributable to Adient excluding restructuring, impairment and related costs, purchase accounting amortization, transaction gains/losses, Becoming Adient/separation costs, other significant non-recurring items, net mark-to-market adjustments on pension and postretirement plans, and the tax impact of these items. Pro-forma adjusted net income attributable to Adient is defined as Adjusted net income attributable to Adient excluding pro-forma IT dis-synergies as a result of higher stand-alone IT costs as compared to allocated IT costs under our former parent, pro-forma interest expense that Adient would have incurred had it been a stand-alone company, the tax impact of these items and the pro-forma impact of the tax rate had Adient been operating as a stand-alone company domiciled in its current jurisdiction. Adjusted free cash flow is defined as cash from operating activities plus payments from our former parent (related to reimbursements for cash management actions and capital expenditures), less capital expenditures. Management uses these measures to evaluate the performance of ongoing operations separate from items that may have a disproportionate impact on any particular period. These measures are also used by securities analysts, institutional investors and other interested parties in the evaluation of companies in our industry Net debt is calculated as gross debt less cash and cash equivalents. Net leverage is calculated as net debt divided by last twelve months (LTM) pro-forma adjusted-EBITDA. Non-GAAP financial measurements

Non-GAAP reconciliations
EBIT, Pro-forma Adjusted EBIT, Pro-forma Adjusted EBITDA

(in $ millions)		FY16 Actual				FY17 Actual			Last Twelve Months Ended				
	Q4 FY15	Q1 FY16	Q2 FY16	Q3 FY16	Q4 FY16	Q1 FY17	Q2 FY17	Q3 FY17	Actual Jun '16	Actual Sep '16	Actual Dec '16	Actual Mar '17	Actual Jun '17
Net income attributable to Adient	$ (116)	$ 137	$ (779)	$ (14)	$ (877)	$ 149	$ 192	$ 204	$ (772)	$ (1,533)	$ (1,521)	$ (550)	$ (332)
Income attributable to noncontrolling interests	13	17	23	21	23	22	24	22	74	84	89	90	91
Income Tax Provision	284	53	838	136	812	28	37	39	1,311	1,839	1,814	1,013	916
Financing Charges	1	2	4	2	14	35	33	31	9	22	55	84	113
Earnings before interest and income taxes	$ 182	$ 209	$ 86	$ 145	$ (28)	$ 234	$ 286	$ 296	$ 622	$ 412	$ 437	$ 637	$ 788
Separation costs [1]	-	60	72	122	115	10	-	-	254	369	319	247	125
Becoming Adient [1] [9]	-	-	-	-	-	15	23	20	-	-	15	38	58
Purchase accounting amortization [2]	9	9	10	9	9	10	9	10	37	37	38	37	38
Restructuring related charges [3] [9]	4	4	3	3	4	8	10	10	14	14	18	25	32
Other items [4] [9]	(7)	(21)	(35)	(22)	(1)	13	-	-	(85)	(79)	(45)	(10)	12
Restructuring and impariment costs [5]	182	-	169	75	88	-	6	-	426	332	332	169	94
Pension mark-to-market [6]	6	-	-	-	110	-	-	-	6	110	110	110	110
Gain on business divestiture	(137)	-	-	-	-	-	-	-	(137)	-	-	-	-
Adjusted EBIT	$ 239	$ 261	$ 305	$ 332	$ 297	$ 290	$ 334	$ 336	$ 1,137	$ 1,195	$ 1,224	$ 1,253	$ 1,257
Pro-forma IT dis-synergies [8]	(6)	(6)	(7)	(6)	(7)	-	-	-	(25)	(26)	(20)	(13)	(7)
Pro-forma Adjusted EBIT	$ 233	$ 255	$ 298	$ 326	$ 290	$ 290	$ 334	$ 336	$ 1,112	$ 1,169	$ 1,204	$ 1,240	$ 1,250
Stock based compensation [7]	(4)	1	5	14	8	4	11	8	16	28	31	37	31
Depreciation	77	82	81	77	87	83	78	83	317	327	328	325	331
Pro-forma Adjusted EBITDA	$ 306	$ 338	$ 384	$ 417	$ 385	$ 377	$ 423	$ 427	$ 1,445	$ 1,524	$ 1,563	$ 1,602	$ 1,612

1. Reflects incremental expenses associated with becoming an independent company and expenses associated with the separation from Johnson Controls International.
2. Reflects amortization of intangible assets including those related to the YFAI joint venture recorded within equity income.
3. Reflects restructuring related charges for costs that are directly attributable to restructuring activities, but do not meet the definition of restructuring under ASC 420.
4. First quarter 2017 primarily consists of $12M of initial funding of the Adient foundation. Also reflects a first quarter 2016 $13 million favorable commercial settlement, second quarter 2016 $22 million favorable settlements from prior year business divestitures and a $6 million favorable legal settlement, and a third quarter 2016 $14 million favorable legal settlement. Also reflected is a multi-employer pension credit associated with the removal of costs for pension plans that remained with the former Parent in the amount of $7 million in the fourth quarter of 2015 and $8 million, $7 million, $8 million and $1 million in the first, second, third and fourth quarters of 2016, respectively.
5. Reflects qualified restructuring charges for costs that are directly attributable to restructuring activities and meet the definition of restructuring under ASC 420.
6. Reflects net mark-to-market adjustments on pension and postretirement plans.
7. Stock based compensation excludes $2 million, $5 million, and $ 3 million of expense in the first, second and third quarters of 2017, respectively, which is included with the costs associated with becoming an independent company (Becoming Adient costs) discussed above.
8. Pro-forma amounts include IT dis-synergies as a result of higher stand-alone IT costs as compared to allocated IT costs under JCI, interest expense that Adient would have incurred had it been a stand-alone company and the impact of the tax rate had Adient been operating as a stand-alone company domiciled in its current jurisdiction.
9. The December 31, 2016 amounts were revised in the second quarter FY 2017 for certain reclassifications in which Becoming Adient costs decreased by $16 million and restructuring related items and other items increased by $3 million and $13 million, respectively.

41

Reflects incremental expenses associated with becoming an independent company and expenses associated with the separation from JCI. Reflects amortization of intangible assets including those related to the YFAI joint venture recorded within equity income. Reflects restructuring related charges for costs that are directly attributable to restructuring activities, but do not meet the definition of restructuring under ASC 420. Reflects a third quarter 2016 $14 million favorable legal settlement and an $8 million multi-employer pension credit associated with the removal of costs for pension plans that remained with JCI. Reflects qualified restructuring charges for costs that are directly attributable to restructuring activities and meet the definition of restructuring under ASC 420. 6. Pro-forma amounts include IT dis-synergies as a result of higher stand-alone IT costs as compared to allocated IT costs under JCI, interest expense that Adient would have incurred had it been a stand-alone company and the impact of the tax rate had Adient been operating as a stand-alone company domiciled in its current jurisdiction. Non-GAAP reconciliations Adjusted Net Income 42 (in $ millions) 2017 2016 2017 2016 Net income attributable to Adient 204 $ (14) $ Diluted earnings per share as reported 2.17 $ (0.15) $ Separation costs (1) - 122 Separation costs (1) - 1.30 Becoming Adient (1) 20 - Becoming Adient (1) 0.20 - Purchase accounting amortization (2) 10 9 Purchase accounting amortization (2) 0.11 0.10 Restructuring related charges (3) 10 3 Restructuring related charges (3) 0.11 0.03 Other items (4) - (22) Other items (4) - (0.23) Restructuring and impairment costs (5) - 75 Restructuring and impairment costs (5) - 0.80 Tax impact of above adjustments and one time tax items (7) 65 Tax impact of above adjustments and one time tax items (0.07) 0.69 Adjusted net income attributable to Adient 237 $ 238 $ Adjusted diluted earnings per share 2.52 $ 2.54 $ Pro-forma IT dis-synergies (6) - (6) Pro-forma IT dis-synergies (6) - (0.06) Pro-forma net financing charges (6) - (31) Pro-forma net financing charges (6) - (0.33) Tax impact of above pro-forma adjustments - 8 Tax impact of above pro-forma adjustments - 0.09 Pro-forma effective tax rate adjustment (6) - 19 Pro-forma effective tax rate adjustment (6) - 0.19 Pro-forma Adjusted net income attributable to Adient 237 $ 228 $ Pro-forma Adjusted diluted earnings per share 2.52 $ 2.43 $ Adjusted Net Income Adjusted Diluted EPS Three Months Ended Three Months Ended June 30 June 30

1. Cash at September 30, 2016 is pro-forma cash based on the preliminary funding of Adient's opening cash balance on October 31, 2016. 2. Total debt at September 30, 2016 has been revised to include debt issuance costs as a reduction of the carrying amount of the debt in accordance with ASU 2015-03, which was adopted retrospectively by the company in Q1 2017. 3. Reflects amortization of intangible assets including those related to the YFAI joint venture recorded within equity income. Non-GAAP reconciliations Net Debt and Adjusted Equity Income 43

Non-GAAP reconciliations Adjusted Income before Income Taxes, Financing Charges, and Segment Adjusted EBIT 1. Pro-forma amounts include IT dis-synergies as a result of higher stand-alone IT costs as compared to allocated IT costs under JCI, interest expense that Adient would have incurred had it been a stand-alone company and the impact of the tax rate had Adient been operating as a stand-alone company domiciled in its current jurisdiction. 44

Non-GAAP reconciliations Reported to Adjusted SG&A for prior periods (LTM Jun 16 – LTM Jun 17) Reflects incremental expenses associated with becoming an independent company and expenses associated with the separation from JCI. Reflects amortization of intangible assets including those related to the YFAI joint venture recorded within equity income. Reflects restructuring related charges for costs that are directly attributable to restructuring activities, but do not meet the definition of restructuring under ASC 420. First quarter 2017 primarily consists of $12 million of initial funding of the Adient foundation. Also reflects a first quarter 2016 $13 million favorable commercial settlement, second quarter 2016 $22 million favorable settlements from prior year business divestitures and a $6 million favorable legal settlement, and a third quarter 2016 $14 million favorable legal settlement. Also reflected is a multi-employer pension credit associated with the removal of costs for pension plans that remained with JCI in the amount of $7 million in the fourth quarter of 2015 and $8 million, $7 million, $8 million and $1 million in the first, second, third and fourth quarters of 2016, respectively. Reflects net mark-to-market adjustments on pension and postretirement plans. The December 31, 2016 amounts were revised in the second quarter FY 2017 for certain reclassifications in which Becoming Adient costs decreased by $16 million and restructuring related items and other items increased by $3 million and $13 million, respectively. 45 FY16 Actual FY17 Actual Last Twelve Months Ended Actual Actual Actual Actual Actual Actual (in $ millions) Q4 FY15 Q1 FY16 Q2 FY16 Q3 FY16 Q4 FY16 Q1 FY17 Q2 FY17 Q3 FY17 Jun '16 Sep '16 Dec '16 Mar '17 Jun '17 Selling, general and administrative costs $225 $253 $252 $315 $402 $217 $178 $169 $1,045 $1,222 $1,186 $1,112 $966 Separation costs (1) (6) 0 -60 -72 -,122 -,115 -10 0 0 -,254 -,369 -,319 -,247 -,125 Becoming Adient (1) (6) 0 0 0 0 0 -6 -10 -6 0 0 -6 -16 -22 -7 Purchase accounting amortization (2) -3 -4 -5 -4 -4 -5 -4 -3 -16 -17 -18 -17 -16 Restructuring related charges (3) (6) 0 0 0 0 -2 0 0 0 0 -2 -2 -2 -2 Other non-recurring items (4) (6) 7 21 35 22 1 -13 0 0 85 79 45 10 -12 Pension mark-to-market (5) -3 0 0 0 -94 0 0 0 -3 -94 -94 -94 -94 Adjusted SG&A $226 $210 $210 $211 $188 $183 $164 $160 $857 $819 $792 $746 $695 Sales ($Millions) $4,162 $4,233 $4,298 $4,362 $3,944 $4,038 $4,212 $4,017 $17,055 $16,837 $16,642 $16,556 $16,211 Adjusted SG&A 226 210 210 211 188 183 164 160 857 819 792 746 695 % of Sales 5.430081691494474E-2 4.9610205527994333E-2 4.8859934853420196E-2 4.837230628152224E-2 4.766734279918864E-2 4.5319465081723624E-2 3.8936372269705602E-2 3.9830719442369926E-2 5.0249193784813836E-2 4.8642869869929321E-2 4.7590433842086291E-2 4.5059193041797535E-2 4.2872123866510396E-2 1 Reflects incremental expenses associated with becoming an independent company and expenses associated with the separation from JCI. 2 Reflects amortization of intangible assets including those related to the YFAI joint venture recorded within equity income. 3 Reflects restructuring related charges for costs that are directly attributable to restructuring activities, but do not meet the definition of restructuring under ASC 420. 4 First quarter 2017 primarily consists of $12 million of initial funding of the Adient foundation. Also reflects a first quarter 2016 $13 million favorable commercial settlement, second quarter 2016 $22 million favorable settlements from prior year business divestitures and a $6 million favorable legal settlement, and a third quarter 2016 $14 million favorable legal settlement. Fourth quarter of 2015 primarily consists of a multi-employer pension credit associated with the removal of costs for pension plans that remained with the former Parent. Amounts related to the multi-employer pension credit are also included in fiscal year 2016 in the amount of $8 million, $7 million, $8 million and $1 million in the first, second, third and fourth quarters, respectively.

Prior Period Results Q1-2016 46